Exhibit 99.2

Adaptive Medias Inc. Announces Leadership Changes

IRVINE, Calif., Jan. 27, 2015 /PRNewswire/ -- Content syndication and monetization company, Adaptive Medias, Inc. (ADTM), a leader in programmatic advertising across mobile, video and online display, today announced two management changes to take charge of the strategic direction of the company and its world class technology platform.

The company is excited to announce the appointment of the current CEO of Beanstock Media and former head of sales at DoubleClick, Jim Waltz, 45, as Acting Chief Operating Officer. Mr. Waltz will immediately take over operational leadership duties and responsibilities to best serve clients, partners and stakeholders of the company. Mr.Waltz will be reporting directly to the Company's Board of Directors.

Mr. Waltz currently serves as the Chief Executive Officer of Beanstock Media (www.beanstockmedia.com), a leading advertising-technology company, where he heads business strategy and execution using his hands-on knowledge of the inner workings of the technology and his strategic vision of the ad serving and ad network worlds to connect consumers with rich, engaging and relevant interactive ad content. Although he will maintain his role as Chief Executive Officer at Beanstock Media, Mr. Waltz is expected to dedicate most of his time and energies towards his newly-appointed role as Acting Chief Operating Officer of Adaptive Medias, Inc.

Prior to joining Beanstock Media, Mr. Waltz held senior positions, including President, Chief Executive Officer and Vice President of Sales, at Traffic MarketPlace, AdModus and DoubleClick, respectively.

Board member, Bruce Wiseman, stated "The Board of Directors is unanimously supportive and excited to have someone of Jim's caliber and expertise leading the Adaptive Medias team and delivering our unique content and platform to publishers, content owners and advertisers.  We look forward to announcing a new CEO candidate to continue to lead our employees in accomplishing strategic and operational initiatives."

The Company has further formed a committee of five individuals to actively search for a successor to Mr. Qayed Shareef. Mr. Shareef, 39, was terminated by the Board of Directors from his positions as Chief Executive Officer and Director of the Company, effective immediately. The committee is comprised of experienced digital video and advertising executives with deep understanding of the organization, industry and market landscape.

ABOUT ADAPTIVE MEDIA

Adaptive Media is a programmatic audience and content monetization provider for website owners, app developers and video publishers searching to more effectively optimize content through advertising. By providing a solid foundation for publishers and developers wishing to engage brand advertisers through a multi-channel approach, the company allows for the delivery of integrated, engaging and impactful ads across multiple screens. Adaptive Media places utmost emphasis on maintaining the user experience, while simultaneously distributing timely and relevant advertising through its ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Relations Contact:
AJ Homayun
818 280-6800
ahomayun@irpartnersinc.com

Public Relations Contact:
PR@AdaptiveM.com